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                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
            API RED LION SHOPPING CENTER ASSOCIATES, L.P., A NEW YORK
                               LIMITED PARTNERSHIP
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         This Amended and Restated Limited Partnership Agreement, effective as of May 31, 2002, is entered into among Cedar - RL, LLC, a Delaware limited liability company, as the General Partner, and Silver Circle Management Corp., a Delaware corporation, and Philadelphia ARC-Cedar, LLC, a Virginia limited liability company, as the Limited Partners. Philadelphia ARC-Cedar Manager, LLC executes this Agreement solely with regard to the provisions of Section 8.4 hereof. Capitalized terms used herein have the meanings specified in Exhibit A annexed hereto and made a part hereof.

                              W-I-T-N-E-S-S-E-T-H:

         Whereas, the Partnership was formed as a New York limited partnership as of October 1, 1987 between Silver Circle Management Corp., a Delaware corporation, as sole general partner, and Leo S. Ullman as sole limited partner and was subject to an Agreement of Limited Partnership dated October 1, 1987, as amended by amendments dated November 26, 1997 and February 7, 2000 (collectively, the "Original Partnership Agreement");

         Whereas, the Partnership was previously known as API Red Lion Shopping Center Associates, and pursuant to Certificate of Amendment of the Certificate of Limited Partnership effective on the date hereof, the Partnership has changed its name to API Red Lion Shopping Center Associates, L.P.

         Whereas, Leo S. Ullman has sold his entire Partnership Interest and has withdrawn from the Partnership, and Silver Circle Management Corp. has sold a portion of its Partnership Interest and has converted its status in the Partnership from general partner to limited partner;

         Whereas, Cedar - RL, LLC and Philadelphia ARC-Cedar, LLC, who purchased the Partnership Interests of Leo S. Ullman and Silver Circle Management Corp. that were sold, have been admitted to the Partnership as Substituted Partners with regard thereto; and by agreement of all of the parties Cedar - RL, LLC shall serve as the Partnership's sole general partner;

         Whereas, the parties wish to set forth their agreement regarding the management and operation of the Partnership's property and the sharing of its profit and loss and various related matters; and





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         Now, therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Definitions. The meaning of the capitalized terms used in this Agreement are set forth on Exhibit A and are incorporated herein.

2.       Organization.

         2.1 Filing. The Partnership has filed or intends to file contemporaneously herewith an Amended and Restated Certificate of Limited Partnership with the State of New York in accordance with the Act to reflect the changes in the Partnership recited above. The Partnership will be operated in accordance with the Act and on the terms of this Agreement. This Agreement supersedes the Original Partnership Agreement in its entirety.

         2.2 Name and Place of Business. The name of the Partnership is API Red Lion Shopping Center Associates, L.P., a New York Limited Partnership, and its principal place of business is 44 South Bayles Avenue, Port Washington, New York, 11050. The General Partner may change such place of business by giving the other Partners prior written notice thereof.

         2.3 Business and Purpose of the Partnership. The purpose of the Partnership is to own, operate, lease, finance, refinance and dispose of the Property and to perform any and all tasks necessary, incident, or related to the accomplishment of the foregoing.

         2.4 Term. The Partnership shall remain in existence until December 31, 2050, unless terminated sooner in accordance with Section 13.1 hereof.

         2.5 Registered Office and Registered Agent. The General Partner may change the Partnership's registered office and registered agent from time to time provided that it gives the Partners prior notice of any such change.

         2.6 Competition. Any Partner or any of their respective Affiliates may engage in or possess an interest in any business or venture that competes with the Partnership's business, including, but not limited to, the syndication, acquisition, ownership, financing, leasing, operation, maintenance, management, brokerage, construction and development of property similar to and in competition with the Property.





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3.       Capitalization and Financing.

         3.1 Capital Contribution. The Partners or their predecessors in interest have previously made capital contributions to the Partnership. The Partners' Capital Accounts and their tax basis in their Partnership Interests as of the day hereof are set forth on Exhibit B which is incorporated herein.

         3.2 Additional Contributions. The Company will be subject to a Business Privilege Tax and a Net Profits Tax that are imposed by the City of Philadelphia (collectively, the "Philadelphia Taxes"). The expense of the Philadelphia Taxes will be borne solely by Silver Circle who shall be obligated to contribute the amount of the Philadelphia Taxes to the Partnership's capital each period in time to enable the Partnership to pay such taxes promptly, and the Partnership will charge the expense of the Philadelphia Taxes one hundred percent (100%) to Silver Circle's Capital Account. If Silver Circle fails to make such contributions promptly, the amount of any deficiency will constitute a demand loan from the Partnership to Silver Circle that bears interest at a rate equal to the Prime Rate plus three percent (3.00%) per annum, or if less, the highest rate allowed by law. The Partnership may use all legal remedies to enforce such obligation including, without limitation, the right to withhold distributions otherwise due to Silver Circle.

         3.3 Liabilities of Partners. Except as specifically provided in this Agreement, no Partner shall be (i) required to make any additional contributions to the Partnership, (ii) liable for the debts, liabilities, contracts, or any other obligations of the Partnership (except that the General Partner's liability shall be determined in accordance with the law of the State of New
York), (iii) required to lend any funds to the Partnership, or (iv) required to repay to the Partnership, any other Partner, any creditor of the Partnership or any other person, any deficit balance in the Partner's Capital Account.

         3.4 General Partner Loans. No Partner will have any obligation to make loans to the Partnership. Subject to the provisions of Section 6.4 (regarding Limited Partner consent), the General Partner may make loans to the Partnership to pay operating expenses or for other bona fide business purposes. Any such loan shall bear interest at the Prime Rate plus three percent (3.00%) per annum or, if less, the maximum rate allowed by law.

         3.5 Third Party Beneficiaries. No party shall be a third party beneficiary or have any rights hereunder or be able to enforce any provision contained herein.

         3.6 Section 754 Election. The Partnership shall make a timely election under Section 754 of the Code to adjust the basis of its property, in the case of a distribution of property, in the manner provided in Section 734 and, in the case of a transfer of a Partnership Interest, in the manner provided in Section
743. Such election shall be effective for the year that includes the date on which Cedar - RL, LLC and Philadelphia ARC-Cedar, LLC, purchased the Partnership Interest described in the recitals of this Agreement. The Partnership shall give Philadelphia ARC-Cedar, LLC a copy of such election and evidence of its timely filing. All parties acknowledge and agree that the effectiveness of such election was a material inducement in the purchase of a Partnership Interest by Philadelphia ARC-Cedar, LLC.





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         3.7 Use of Reserves. Silver Circle shall have right to use the amount of reserves held by the Lender on the date hereof to pay for future tenant improvements and/or leasing commissions in accordance with (i) the Agreement for Purchase and Sale of Partnership Interests dated as of February 6, 2002, among Silver Circle, Leo S. Ullman and Philadelphia ARC-Cedar, LLC and (ii) the Agreement for Purchase and Sale of Partnership Interests dated as of February 6, 2002, among Silver Circle and Cedar-RL, LLC.

4.       Allocations.

         4.1      Generally.

                  a. Philadelphia Taxes. Each year, the expense of the Philadelphia Taxes shall be allocated solely to the Capital Account of Silver Circle in accordance with Section 3.2 hereof.

                  b. After giving effect to the special allocations contained in Sections 4.2, 4.3 and 4.1(a), Net Income and Net Loss shall be allocated among the Partners in proportion to their Percentage Interests.

         4.2      Special Allocations.

                  a. Qualified Income Offset. Except as provided in Section 4.2(c), if any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit created by such adjustment, allocation or distribution as quickly as possible.

                  b. Gross Income Allocation. Net Loss shall not be allocated to any Partner to the extent such allocation would cause any Partner to have an Adjusted Capital Account Deficit at the end of a fiscal year. In the event any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year, each such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible.





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                  c. Partnership Minimum Gain Chargeback. Notwithstanding any
other provision of this Section 4, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Section 4.2(c) is intended to comply with the partnership minimum gain chargeback requirement in the Regulations and shall be interpreted consistently therewith. This provisions shall not apply to the extent the Partner's share of net decrease in Partnership Minimum Gain is caused by a guaranty, refinancing, or other change in the debt causing it to become partially or wholly recourse debt or Partner Nonrecourse Debt, and such Partner bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Partner contributes cash to the capital of the Partnership that is used to repay the Nonrecourse Debt, and the Partner's share of the net decrease in Partnership Minimum Gain results from the repayment.

                  d. Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, except Section 4.2(c), if there is a net decrease in Partner Minimum Gain, any Partner with a share of that Partner Minimum Gain (as determined under Regulations Section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Partner Minimum Gain arises because the liability ceases to be Partner Nonrecourse Debt due to conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Nonrecourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

                  e. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated among the Partners in proportion to their Percentage Interests.

                  f. Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year shall be allocated to the Partners who bear the economic risk of loss, in the ratio in which they bear such risk as set forth in Regulations Section 1.752-2 with respect to the Partner Nonrecourse Debt.

                  g. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain or loss and such gain or loss shall be allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.






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

         4.3 Curative Allocations. Notwithstanding any other provision of this Agreement, the provisions of Section 4.2 hereof (the "Regulatory Allocations") shall be taken into account in allocating items of income, gain, loss and deduction among the Partners under Section 4.1 hereof so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

         4.4 Contributed and Booked-Up Property. The Partners' shares of Partnership depreciation recapture income under Section 1245 and 1250 of the Code on any item of property shall be proportional to the cumulative depreciation deductions allocated to them for such property.

         4.5 Recapture Income. The Partner's distributive share of Partnership Net Income that is characterized as ordinary income pursuant to Section 1245 or 1250 of the Code shall be proportionate to the amount of Net Income or Net Loss which included the corresponding depreciation deductions that were allocated to such Partner as compared with the amount of depreciation deductions allocated to all Partners.

         4.6 Assignment. Net Income and Net Loss during the year in which the assignment of a Partnership Interest occurs shall be apportioned between the transferor and the transferee based upon the number of days of their respective ownership during such year, or, if the parties agree and pay the accounting costs associated therewith, on an interim-closing-of-the-books method.

         4.7 Withholding Obligations. If the Partnership is required (as determined in good faith by the General Partner) to make payments to any governmental authority with respect to any Partner's tax liability that is attributable to such Partner's Partnership Interest ("Tax Payment"), the amount of any such Tax Payment shall constitute a demand loan from the Partnership to such Partner, which shall bear interest at the Prime Rate plus three percent (3.00% per annum, or if less, the highest rate allowed by law. The Partnership shall be entitled to offset any distribution due to a Partner in satisfaction of any such demand loan.






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5.       Distributions.

         5.1 Cash Available for Distribution. Cash Available for Distribution shall be distributed among the Partners in proportion to their Percentage Interests.

         5.2 Restrictions. The Partnership intends to make periodic distributions of all of its cash except such cash that (a) is required to pay Company expenses and debt service obligations and make repairs and replacements reasonably required to maintain the Property in good condition; (b) is required by the terms of its Mortgage Loan to be set aside in a reserve; (c) is determined by the General Partner in its reasonable judgment appropriate to reserve for operating or tenant improvements in the ordinary course of business relative to specific vacancies (current or projected) in accordance with Exhibit E and capital items which relate to safety and/or integrity of roofs, parking deck and/or buildings up to the estimated amount of such required expenditures; or (d) is otherwise approved by a Majority in Interest of the Partners to be set aside in a reserve or used for other purposes.

         5.3 Reimbursement of Advances. The Partners acknowledge that immediately prior to the execution hereof, cash in the Partnership's operating accounts, equal to $________, would have been distributable to Silver Circle. Accordingly, such amounts shall be treated as an advance to the Partnership (the "Advance"). Upon any sale of the Property or refinancing of the Salomon Brothers Loan, the Partnership shall make a priority distribution to Silver Circle in the amount of the Advance before any other distributions are made to the Partners.

6.       Compensation to the General Partner and Affiliates

         6.1 Compensation. The General Partner and its Affiliates shall receive compensation from the Partnership for services rendered or to be rendered only as expressly specified in this Agreement and the Brentway Property Management Agreement.

         6.2 Partnership Expenses. The Partnership shall reimburse the General Partner for the actual costs and expenses, including administrative expenses, that the General Partner incurs in the Partnership's operations. However, the Partnership shall not reimburse the General Partner for any overhead expenses incurred by the General Partner in connection with its responsibilities as General Partner unless explicitly contemplated by the Brentway Property Management Agreement.





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         6.3 Policies with Respect to Conflicts of Interest. It is the policy of the Partnership that the Partnership's relationship with the General Partner and each of its Affiliates and each of their respective agents will be conducted on terms that are fair to the Partnership and are commercially reasonable. Except to the extent described herein, any agreement under which the General Partner or its Affiliate furnishes goods or services to the Partnership shall be subject to the following conditions:

                  a. such General Partner or its Affiliate must be qualified to render such services or to furnish such goods;

                  b. such agreement shall be fair to the Partnership and contain commercially reasonable terms and shall be embodied in a written agreement which describes all compensation to be paid and the other terms thereof;

                  c. no General Partner or Affiliate, or any of their agents may receive a rebate or a kickback or participate in any reciprocal business arrangement which would have the effect of circumventing the provisions of this clause;

                  d. no agreement for which the Limited Partners have given approval may be amended in such manner as to increase materially the fees or other compensation payable or to decrease materially the goods or services to be furnished in the absence of prior approval of a Majority in Interest of the Limited Partners; and

                  e. such agreement, shall comply with the provisions of the Mortgage Loan.

         6.4 Termination of Brentway Property Management Agreement. If the Partnership has any right to terminate the Brentway Property Management Agreement or any other agreement with any Affiliate of the General Partner or to make a claim against an Affiliate of the General Partner, the decision of whether or not to take such action shall be made by a Majority in Interest of the Limited Partners.

7.       Authority, and Responsibilities of the General Partner

         7.1 Number and Tenure. The Partnership shall have one General Partner, which shall be Cedar - RL, LLC. The General Partner shall hold office until the occurrence of a Withdrawal Event with regard to the General Partner.

         7.2 Management. The General Partner shall be responsible for managing the Partnership's business and affairs as a fiduciary for the Limited Partners. Except as otherwise provided in Section 7.3 or elsewhere herein, the General Partner shall have the authority, power and discretion to make all decisions, execute all documents and perform all such other acts it deems necessary or desirable in connection with the Partnership, without obtaining any other Partner's prior consent, including, without limitation, the following:





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                  a. To the extent the Partnership's financial resources will permit the General Partner to do so, carry out the Partnership's obligations under the Salomon Brothers Mortgage Loan or other Mortgage Loan obtained by the Partnership, execute the Brentway Property Management Agreement and, subject to
Section 7.3 hereof, satisfy the Company's obligations under such loan and agreement;

                  b. Subject to Section 7.3 hereof, operate, maintain, improve, repair, replace, lease and convey the Property;

                  c. Subject to Section 7.3 hereof, borrow money, issue evidences of indebtedness, secure the same by mortgage, pledge, or other lien and prepay, refinance, recast, increase, modify, and extend liabilities;

                  d. Subject to Section 7.3 hereof, hire and engage the services of employees and/or independent contractors, including without limitation, rental agents, management companies and lawyers and accountants on such terms as the General Partner considers appropriate;

                  e. Collect income, disburse Partnership funds to the persons entitled to receive them and supervise the deposit of Partnership monies in such federally insured banking institutions, money market funds and other instruments as the General Partner reasonably considers appropriate;

                  f. Purchase insurance for the protection of the Property and the Partnership's business;

                  g. Control and manage Partnership assets, arrange for collections, disbursements and other matters in connection therewith,

                  h. Prepare and file tax returns;

                  i. Institute, prosecute, defend, settle, compromise, and dismiss lawsuits and similar proceedings and engage counsel in connection therewith;

                  j. Execute applications for permits and licenses and execute such leases, promissory notes, deeds, contract and other documents as are necessary or appropriate to effect the foregoing;

                  k. Supervise the implementation of all agreements to which the Company is a party and carry out all Company obligations thereunder and under the law;

                  l. Determine the appropriate accounting method or methods to be used by the Partnership;






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             m. Serve as the Partnership's "tax matters partner" in accordance with Section 7.5 hereof; and

             n. Execute, acknowledge and deliver any and all documents to implement the foregoing and take all other such action in connection therewith as the General Partner considers necessary or appropriate. Any and all documents may be executed on behalf and in the name of the Partnership by the General Partner.

         7.3 Restrictions on General Partner's Authority. The General Partner must obtain the prior written consent of a Majority in Interest of the Limited Partners in order to take any of the following action on the Partnership's behalf:

             a. Lease the Property (except leases entered into in the ordinary course of business, specifically including the leasing of any retail store not substantially below market rates and consistent with Exhibit E), or sell, exchange or otherwise dispose of substantially all of the Property, except as provided in Section 8.3 (regarding various rights of Philadelphia ARC-Cedar, LLC to purchase the Property or to compel a sale) or Section 8.4 (regarding the right of certain Option Holders to purchase the Property) hereof;

             b. Materially modify or prepay any Mortgage Loan or obtain a new Mortgage Loan except as provided in Section 8.3 hereof;

             c. Enter into a merger or consolidation with any other business entity;

             d. Except as otherwise provided in Section 13.1 hereof, dissolve and terminate the Company;

             e. Establish any reserve (except reserves created under Section 5.2 hereof which do not require Limited Partner consent); and

             f. Enter into, modify or terminate any agreement under which the General Partner or an Affiliate of the General Partner will furnish the Partnership goods or services except as otherwise permitted under Section 6.3 or
Section 6.4 or Section 8.3 hereof.

         7.4 Responsibilities of the General Partner. The General Partner shall:

             a. Have a fiduciary responsibility for the safekeeping and use of all the Partnership's assets;





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             b. Devote such time and effort to the Partnership's business as the
General Partner shall in its reasonable discretion, exercised in good faith, determines to be necessary to properly conduct such business;

             c. Use good faith efforts to file and publish all certificates, statements, or other instruments required by law for formation, qualification and operation of the Partnership and for the conduct of its business;

             d. Use good faith efforts to cause the Partnership to be protected by public liability, property damage and other insurance determined by the General Partner in its discretion to be appropriate to the Partnership's business; and

             e. Use good faith efforts to meet applicable requirements for the Partnership to be taxed as a partnership.

         7.5 Tax Matters Partner. The General Partner shall act as the "tax matters partner" of the Partnership within the meaning of the Code. The tax matters partner shall represent the Partnership and the Partners in discussions with the Internal Revenue Service regarding the tax treatment of Partnership items and, if deemed by the tax matters partner in its reasonable business judgment to be in the best interest of the Partners, shall agree to final Partnership administrative adjustments or file a petition for a readjustment of the Partnership items in question with the applicable court.

         7.6 Indemnification of General Partner. The General Partner, any Affiliate and any member, manager, affiliate, officer, director, partner, employee, agent and assign of any of them, shall not be liable for, and shall be indemnified and held harmless (to the full extent of the Partnership's assets and to the maximum extent permitted by applicable law) from, any loss or damage incurred by them, the Partnership or the Limited Partners in connection with the business of the Partnership, including by way of illustration, but not limitation, costs and reasonable attorneys' fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission performed or omitted in good faith pursuant to the authority granted, to promote the interests of the Partnership, except for any such act or omission which constitutes a material breach of this Agreement, negligence, malfeasance or self-dealing, The General Partner shall not be liable to the Partnership or the Partners because any taxing authority disallows or adjusts any deduction or credit on the Partnership income tax returns.







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         7.7 Authority as to Third Persons.

             a. Partnership Bound. No third party dealing with the Partnership shall be required to investigate the authority of the General Partner or secure the approval or confirmation by any Limited Partner of any act of the General Partner in connection with the Partnership's business. No lender or purchaser of any property or interest owned by the Partnership shall be required to determine the right to borrow or sell or the authority of the General Partner to sign and deliver any note or instrument of transfer on behalf of the Partnership, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith. The General Partner shall have full authority to execute on behalf of the Partnership any and all agreements, contracts, conveyances, deeds, mortgages and other instruments, and the execution thereof by one or more officers of the General Partner, executing on behalf of the Partnership, shall be the only execution necessary to bind the Partnership thereto. No signature of any Limited Partner shall be required.

             b. Delegation. The General Partner shall have the right by separate instrument or document to authorize one or more individuals or entities to execute leases and lease-related documents on behalf of the Partnership and any leases and documents executed by such agent shall be binding upon the Partnership as if executed by the General Partner.

8.       Rights, Authority and Voting of the Partners

         8.1 Not Agents. No Limited Partner is an agent of the Partnership nor can any Limited Partner in such capacity bind or execute any instrument on behalf of the Partnership.

         8.2 Voting by Limited Partners. As otherwise described in this Agreement, the Limited Partners shall be entitled to vote upon the following matters:

             a. establishment of a reserve as provided in Section 7.3(e) hereof (but not as provided in Section 5.2 hereof);

             b. agreements with the General Partner or an Affiliate as provided in Section 6.3 and 6.4 hereof;

             c. management matters set forth in Section 7.3 hereof;

             d. removal of the General Partner as provided in Section 9.2 hereof;

             e. transfer of a Partner's Partnership Interest as provided in
Section 10 hereof and admission of the transferee as a Substitute Partner as provided in Section 11 hereof;

             f. election to obtain audited financial statements as set forth in
Section 12.3 hereof;




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             g. termination and winding up of the Partnership as set forth in
Section 13.1 hereof;

             h. election to continue the business of the Partnership after the occurrence of an Event of Withdrawal with regard to the General Partner in accordance with Section 13.1(c); and

             i. amendment of this Agreement as provided in Section 14 hereof.

         8.3 Philadelphia ARC-Cedar, LLC. In addition to other rights contained herein, Philadelphia ARC-Cedar, LLC shall have, subject at all times to the Lender's rights under the Mortgage Loan and related documents, the rights set forth in this Section 8.3. Any transferee of Philadelphia ARC-Cedar, LLC's Partnership Interest shall succeed to its rights under this Section 8.3.

             a. Right to Compel Sale after April 1, 2009. At any time after April 1, 2009, Philadelphia ARC-Cedar, LLC shall have the right to require the Partnership to market the Property in the manner and subject to Cedar-RL, LLC's right set forth in this Section 8.3(a). To exercise such right, Philadelphia ARC-Cedar, LLC shall advise the Partnership of the minimum purchase price that it is willing to accept for the Property ("Stipulated Price"). During the sixty
(60) day period following the receipt of such notice ("A Option Period"), Cedar-RL, LLC shall have a right to give notice of its election to purchase the Property for the Stipulated Price or to purchase Philadelphia ARC-Cedar, LLC's Partnership Interest for the amount that Philadelphia ARC-Cedar, LLC would be entitled to receive under Section 5 hereof if the Partnership had sold the Property for the Stipulated Price, satisfied its obligations and made distributions to the Partners in liquidation of their Partnership Interests. Such option may be exercised only by a written notice delivered to Philadelphia ARC-Cedar, LLC by the end of the A Option Period. Settlement of any purchase pursuant to exercise of such option shall be made within ninety (90) days after the end of the A Option Period and payment shall be made all in cash at settlement. If Cedar-RL, LLC does not exercise its right to purchase the Property or Philadelphia ARC-Cedar, LLC's Partnership Interest, the Partnership shall market the Property for a period of six (6) months and may accept any purchase offer that at least equals the Stipulated Price.

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             b. Right of First Refusal on Offer to Buy Property. Other than in connection with a sale triggered by Philadelphia ARC- Cedar, LLC, under Sections 8.3(a), (c) or (d), if the Partnership receives an offer to purchase the Property which the General Partner wishes to accept, the Partnership shall give Philadelphia ARC-Cedar, LLC notice thereof. During the thirty (30) day period beginning on the date of the giving of such notice ("B Option Period"), Philadelphia ARC-Cedar, LLC shall have an option to purchase the Property for the same price and other terms as those offered by the third party. Such option may be exercised only by giving the Partnership written notice with applicable down payment thereof by the end of the B Option Period. If such option is not exercised by the end of the B Option Period, the Partnership shall be free for a period of one hundred twenty (120) days thereafter to sell the Property to the third party provided that the purchase price and other terms of sale are not more favorable to the third party than those contained in the original offer. If such option is not exercised, then the consent of a Majority in Interest of the Limited Partners to such sale strictly in accordance with Section 8.3 hereof shall be deemed given. If the option is exercised by Philadelphia ARC-Cedar, LLC, closing under the option must occur in cash within ninety (90) days, or Philadelphia ARC-Cedar, LLC will forfeit the down payment.

             c. Right on Ullman's Loss of Control. If Leo Ullman ceases to serve as the President of the General Partner or Chairman of Brentway Management, LLC, the Partnership shall promptly give notice thereof to Philadelphia ARC-Cedar, LLC. During the one hundred eighty (180) day period beginning on the date of the giving of such notice ("C Option Period"), Philadelphia ARC-Cedar, LLC shall have an option to require the Partnership to market the Property or to terminate the Brentway Property Management Agreement and enter into a new Property Management Agreement with an unrelated third party reasonably acceptable to the General Partner and a Majority in Interest of the Limited Partners. Such option may be exercised by giving the Partnership written notice thereof by the end of the C Option Period. If such option is not exercised by the end of the C Option Period, the Partnership's ownership of the Property and the Brentway Property Management Agreement shall remain subject to the other terms of this Agreement. If Philadelphia ARC-Cedar, LLC elects to require the Partnership to market the Property, Philadelphia ARC-Cedar, LLC shall advise the Partnership of the minimum purchase price that it is willing to accept for the Property (the "Proposed Price") and the General Partner shall have a right of first refusal to purchase at such price. If the General Partner elects to purchase the Property, settlement of the purchase shall be made within ninety (90) days of the General Partner's exercise of its rights and payment shall be made in cash at settlement. If the General Partner does not elect to purchase within sixty (60) days of its notice from Philadephia-ARC Cedar, LLC containing the Proposed Price, then the Partnership shall market the Property for six (6) months and accept any purchase offer that at least equals the Proposed Price or such lower Proposed Price as Philadelphia ARC-Cedar, LLC may determine from time to time, provided the General Partner's right of first refusal shall be re-activated in connection with any price decrease. If Philadelphia ARC-Cedar, LLC elects to exercise its rights in accordance with this Section 8.3(c) to require the Partnership to terminate the Brentway Property Management Agreement, Philadelphia ARC-Cedar, LLC shall have the right to choose a new unrelated third party Property Manager subject to the General Partner's reasonable approval and the terms of a new Property Management Agreement, provided same are not more favorable to the new property manager than the terms of the Brentway Property Management Agreement.

             d. Failure to Achieve Cash Flow. If (a) by the second (2nd) anniversary of the date of this Agreement, Philadelphia ARC-Cedar, LLC's cumulative distributions from the Partnership are less than eighty percent (80%) of the distributions projected in the schedule attached hereto as Exhibit E and
(b) Brentway Management, LLC is then the Property Manager and (c) Philadelphia ARC-Cedar, LLC determines in its reasonable discretion that Brentway Management, LLC is not properly managing the Property, Philadelphia ARC-Cedar, LLC shall have an option to require the Partnership to market the Property or to terminate the Brentway Property Management Agreement and enter into a new Property Management Agreement as described above. Such option shall continue in effect until the cumulative distributions that Philadelphia ARC-Cedar, LLC receives as of a particular date from the Partnership are equal to at least eighty percent (80%) of the distributions projected in the schedule attached hereto as Exhibit E to have been received as of such date ("D Option Period"). Such option may be exercised by giving the Partnership written notice thereof by the end of the D Option Period. If Philadelphia ARC-Cedar, LLC elects to require the Partnership to either market the Property or to terminate the Brentway Property Management Agreement, the procedure for marketing the Property or terminating the Brentway Property Management Agreement, as the case may be, shall be the same as the procedures set forth in Section 8.3 (c) hereof (including the right of first refusal in favor of the General Partner).

             e. Better Financing. At all times after the date of this Agreement, Philadelphia ARC-Cedar, LLC shall have the right to compel the Partnership to obtain a new Mortgage Loan that is a nonrecourse loan having a principal balance not less (but General Partner shall have right to approve if more) than the then outstanding balance of the Partnership's then current Mortgage Loan, has a fixed interest rate that is less than the interest rate on the Mortgage Loan, a term of at least sixty (60) months, a loan fee of one percent (1%) of the principal balance or less, no prepayment penalty and, after penalties for prepayment of existing Mortgage Loan and all closing costs and fees, including without limitation, attorney fees, title charges, commissions and the like, are added to the costs of the new Mortgage Loan, is still more favorable. To exercise such option, Philadelphia ARC-Cedar, LLC shall give the Partnership written notice of the ability to procure such financing. If any term is more onerous than the Mortgage Loan or such financing requires any additional capital contribution, the other Partners must approve the new financing.

         8.4 Cedar - RL, LLC and Others' Option to Purchase.

             a. Option. Subject to the Lender's rights under the Mortgage Loan and related documents and the provisions of Section 8.4(b) at all times beginning one (1) year from the date hereof, (1) Cedar - RL, LLC and (2) Philadelphia ARC-Cedar Manager, LLC (the "Option Holders") shall each have an independent option to purchase the Property or all of Philadelphia ARC-Cedar, LLC's Partnership Interest (including any Partnership Interest owned by a transferee or successor of Philadelphia ARC-Cedar, LLC) for an amount equal to its Fair Market Value. Such option may be exercised by giving written notice thereof and a copy of the First Appraisal (as described below) to all of the Partners and the giving of such notice in such manner shall constitute a binding obligation of the Partnership or Philadelphia ARC-Cedar, LLC, as the case may be ("Seller") to sell and a binding obligation of the exercising Option Holder ("Buyer") to purchase. (Hereinafter, the date of such notice is referred to as the "Exercise Date"). Settlement of any such purchase shall occur and the purchase price shall be paid for the Property or Partnership Interest being purchased by good funds at a closing within sixty (60) days after the Appraised Value is finally determined as provided below. For Philadelphia ARC-Cedar Manager, LLC to exercise such option, Robert J. Ambrosi must own a majority interest in the owner of Philadelphia ARC-Cedar Manager, LLC.

             b. Right to Override Section 8.4(a) Options. If any Option Holder wishes to exercise its option pursuant to Section 8.4(a) hereof, such Option Holder shall give Philadelphia ARC-Cedar, LLC notice thereof prior to giving any notice under Section 8.4(a) hereof. During the thirty (30) day period beginning on the date of the giving of such notice ("E Option Period"), Philadelphia ARC-Cedar, LLC shall have an option to purchase the Property or all of the other Partners' Partnership Interests at the price and other terms required under this
Section 8.4, and such right shall have priority over any right of an Option Holder under this Section 8.4. Such option may be exercised by giving the Partnership and the Option Holder written notice thereof by the end of the E Option Period. If such option is exercised, settlement of any such purchase shall occur at a closing within sixty (60) days after the Appraised Value is determined and as provided below. If such option is not exercised by the end of the E Option Period, the Option Holder shall be required to exercise its option described in such Option Holder's notice given under this Section under the terms of Section 8.4(a) hereof.

             c. Fair Market Value. For purposes hereof, the Fair Market Value of the Property means its Appraised Value and the Fair Market Value of Philadelphia ARC-Cedar, LLC's Partnership Interest means the amount that Philadelphia ARC-Cedar, LLC would be entitled to receive under Section 5 hereof if the Partnership sold the Property for its Appraised Value, satisfied its obligations and made distributions to the Partners in liquidation of their Partnership Interests.

             d. Appraised Value. The Appraised Value of the Property means the value determined in accordance with this Section 8.4(c). The Buyer shall obtain an appraisal of the Property from a qualified and disinterested MAI appraiser experienced in valuing similar use real property in Northeast Philadelphia of the Property's fair market value, which includes a 3.50% reduction for the imputed costs of sale ("Qualified Appraisal") and deliver a copy thereof to the Seller on the Exercise Date ("First Appraisal"). If the Seller notifies the Buyer of its intent in writing within thirty (30) days after the Exercise Date, the Seller shall have the right to submit a Qualified Appraisal ("Second Appraisal") to the Buyer within sixty (60) days after the Exercise Date. If the Seller fails to do so, value contained in the First Appraisal shall be considered the Property's "Appraised Value" and shall be final and binding on all parties. If the higher of the two appraisals exceeds the lower by not more than ten percent (10%), the Appraised Value shall equal the average of the values contained in the First Appraisal and the Second Appraisal. If the higher of the two such appraisals exceeds the lower by more than ten percent (10%), then the two Qualified Appraisers shall have thirty (30) days after the delivery of the Second Appraisal to agree upon an Appraised Value. If the two Qualified Appraisers fail to so agree upon an Appraised Value within such thirty (30) day period, the two Qualified Appraisers shall appoint a third Qualified Appraiser within fifteen (15) days after the end of such thirty (30) day period. If the two Qualified Appraisers fail to appoint a third Qualified Appraiser within such fifteen (15) day period, then the Buyer shall request the American Arbitration Association to appoint a third Qualified Appraiser. The third Qualified Appraiser shall determine the Appraised Value (must be between value designated by other two appraisers) and shall notify the parties of such determination within thirty (30) days after its appointment; and such determination by the third Qualified Appraiser shall be final and binding, provided that if the Appraised Value is more than 110% of the First Appraiser, then Buyer may retract its exercise notice. The cost of the first Qualified Appraiser shall be borne by the Buyer; the cost of the second Qualified Appraiser shall be borne by the Seller and the cost of the third Qualified Appraiser (if any) shall be borne 50% by the Buyer and 50% by the Seller.

             e. Partnership. If the Partnership is the Seller, all elections by the Partnership under this Section 8.4 shall be made by a Majority in Interest of the Partners other than any Partner who is the Buyer or an Affiliate of the Buyer.

             f. Closing Costs. Notwithstanding any provision to the contrary herein, the party that actually purchases the Property pursuant to one of the options set forth above shall be responsible for all closing costs, transfer taxes and expenses that typically would be borne by a purchaser consistent with local practice and the other party shall bear all the costs, transfer taxes and expenses that typically would be borne by a seller consistent with local practice.

         8.5 Meetings and Votes of the Partners. Any Partner may at any time call for a meeting of the Partners, or for a vote without a meeting, on matters on which the Partners are entitled to vote or which are of significance to the Partnership's affairs. The General Partner shall give notice of all such meetings by sending the Partners written notice by certified U.S. Mail, with return receipt, by Federal Express or other guaranteed overnight delivery service. Except as otherwise provided in this Agreement, any vote of the Partners may be taken with or without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Partners having not less than the minimum number of votes that would be necessary to authorize or take such action. If the Partners are requested to consent on a matter without a meeting, each Partner shall be given not less than then (10), nor more than sixty (60), days notice. All meetings shall either be telephonic or at the office of the Partnership.

         8.6 Rights of Partners. No Partner shall have the right or power to:
(i) withdraw or reduce its contribution to the capital of the Partnership, except as a result of the dissolution and termination of the Partnership or as otherwise provided in this Agreement or by law; (ii) bring an action for partition against the Partnership; or (iii) demand property other than cash in return for his capital contribution. Other than upon the termination and dissolution of the Partnership as provided by this Agreement, there has been no time agreed upon when the contribution of each Partner is to be returned.

         8.7 Restrictions on the Partner. No Partner shall (i) disclose to any non-Partner (other than its lawyers, accountants or similar agents) or commercially exploit any of the Partnership's business practices, trade secrets or any other information not generally known to the business community; or (ii) do any act or deed with the intention of harming the business operations of the Partnership.

9.       Resignation and Termination.

         9.1 Resignation or Withdrawal of General Partner. The General Partner shall not resign or withdraw as the General Partner or do any act that would require its resignation or withdrawal except as specifically authorized under
Section 10.1 hereof.

         9.2 Removal for Cause. A Majority in Interest of the Limited Partners shall have the right to remove the General Partner at any time solely "for Cause." For purposes of this Agreement, removal of the General Partner "for Cause" shall mean removal due to the (a) gross negligence, fraud or willful misconduct of the General Partner, (b) material breach of this Agreement by the General Partner, subject to the General Partner's right to cure within thirty
(30) days of receipt of written notice of such material breach, or (c) bankruptcy, insolvency or inability generally of the General Partner to meet its monetary obligations as the same come due. The General Partner shall not participate in any vote of the Limited Partners to remove the General Partner.

10.      Assignment of Partnership Interests.

         10.1 General. A Partner may not sell, assign, hypothecate, encumber or otherwise transfer any part or all of its Partnership Interest except as permitted herein. The General Partner may pledge its Partnership Interest. In addition, Silver Circle may sell, assign, hypothecate, encumber or otherwise transfer all or any part of its Partnership Interest to the General Partner or any Affiliate of either of them or the Partnership, free of the requirements of
Section 10.2.

         10.2 Right of First Refusal. Subject to the rights of the Lender under the Mortgage Loan and related documents, a Limited Partner (but not a General Partner) who wishes to transfer all or any part of its Partnership Interest ("Selling Limited Partner") must first obtain a bona fide written third party offer to purchase such Partnership Interest and deliver a copy of the offer to the other Partners. During the thirty (30) day period beginning on the date that they receive such copy ("F Option Period"), the other Partners shall have an option to buy the Partnership Interest offered (in proportion to their Percentage Interests if more than one Partner chooses to buy) on the terms contained in the third party offer. Such option may be exercised by giving the Selling Limited Partner written notice thereof by the end of the F Option Period. If such option is not fully exercised by the end of the F Option Period, the Selling Limited Partner shall be free for a period of sixty (60) days thereafter to sell the Partnership Interest to the third party named in the third party offer provided that the terms of sale are not more favorable to the third party than those offered to the other Partners and provided the other requirements of this Section 10 are satisfied. A third party transferee shall be required to satisfy the requirements of Section 11. to be admitted as a Substituted Partner. If the Selling Limited Partner's Partnership Interest is not sold in accordance with the terms of the preceding sentence, the transfer of such Partnership Interest shall again become subject to all of the restrictions of this Section 10.2. The Selling Limited Partner shall be solely responsible for any transfer taxes triggered by any transfer under this Section. Notwithstanding the foregoing, if Philadelphia ARC - Cedar, LLC elects to require the Partnership to terminate the Brentway Property Management Agreement, Silver Circle shall have the right to transfer all of its Partnership Interests to a third party upon satisfying the requirement of Sections 10.3-10.6 hereof, subject to the right of Philadelphia ARC - Cedar Manager, LLC to purchase such Partnership Interest as described above in connection with the F Option Period.

         10.3     Consent.

                  10.3.1 General Partner Interest. The General Partner may not sell, assign or otherwise transfer (but may pledge) any part or all of its Partnership Interest as a General Partner except with the consent of a Majority in Interest of the Partners, which consent may not be unreasonably withheld but which may be based on consideration of the experience and net worth of the transferee and such other traits bearing on its suitability to serve as the Partnership's general partner and such terms as the other Partners consider appropriate, except as otherwise provided herein.

                  10.3.2 Limited Partner Interest. Except as otherwise provided in Section 10.2, a Limited Partner may not sell, assign, hypothecate, encumber or otherwise transfer any part or all of its Partnership Interest as a Limited Partner except with the consent of all of the Partners, which consent may not be unreasonably withheld.

         10.4 Other Conditions. Notwithstanding any of the foregoing, a Partner may not transfer a Partnership Interest (a) to any person who lacks capacity;
(b) in violation of any federal or state securities law or NASDAQ rules; (c) if such transfer would cause the Partnership to be taxed as a Publicly Traded Partnership, or to have tax-exempt use property; (d) if such transfer would cause the Partnership to terminate for federal income tax purposes, except that the transfers described in the recitals of this Agreement and any subsequent transfer wherein the purchaser is Philadelphia ARC - Cedar, LLC are approved by all of the Partners notwithstanding that they cause such a termination; (e) if such transfer would cause Cedar Income Fund, Ltd. to lose its REIT status; (f) if such transfer would violate the terms of any Mortgage Loan or other borrowing properly approved by the Partners hereunder; (g) without a legal opinion satisfactory to the Partnership's counsel in form and substance that the foregoing requirements of this Section have been satisfied and that the transfer is effective for all purposes under all applicable law; and (h) unless such transfer is evidenced by a written agreement in form satisfactory to the Partnership.

         10.5 Fees. All costs of the transfer of a Partnership Interest shall be borne by the transferor and the transferee, subject to any express allocations to the contrary contained herein. Such costs shall include, without limitation, legal and accounting fees to enable the Partnership to assure compliance with the requirements of such transfer and transfer taxes, if triggered.

         10.6 Transfer in Violation. Any pledge, hypothecation, assignment, sale, exchange or other transfer of a Partnership Interest in contravention of the provisions of this Section 10 shall be void and ineffective and shall not bind or be recognized by the Partnership.

11.      Substituted Partners.

         11.1 Consent of Partners. Except as otherwise expressly provided herein, the consent of all of the other Partners shall be required to admit the transferee of a Partnership Interest as a Substituted Partner. Such consent may not be unreasonably withheld but may be based on consideration of the transferee's experience and net worth and on the likelihood that a transferee will observe the covenants contained herein.

         11.2 Conditions to be Satisfied. Subject to Section 11.1 hereof, the transferee of a Partnership Interest may be admitted as a Substituted Partner only if (a) it receives a written assignment agreement which sets forth the agreement of the assignor that the assignee succeed to the assignor's place as a Substituted Partner; (b) the transferee has executed such other documents as the Partnership's counsel considers desirable to evidence his agreement to be bound by the terms of this Agreement; and (c) the transferee has paid the Partnership such amount as is necessary to cover all reasonable expenses connected with such substitution and all other conditions are satisfied.

         11.3 Rights of Unadmitted Transferee. The transferee of a Partnership Interest who is not admitted to the Partnership as a Substituted Partner shall be entitled to receive allocations and distributions from the Partnership attributable to the assigned Partnership Interest but shall have no right to inspect the Partnership's books or records, to vote on Partnership matters, or to exercise any other right or privilege as a Partner, until admitted to the Partnership as Substituted Partner. This Section does not apply to any transferee under a transfer that is in violation of this Agreement, which shall be subject to Section 10.6 hereof and shall be void and ineffective.

12.      Books, Records, Accounting and Reports.

         12.1 Records, Audits and Reports. The Partnership shall maintain at its principal office the Partnership's records and accounts of all operations and expenditures of the Partnership including (a) a list of the name and address of each Partner and its share in profits and losses; (b) a copy of the Certificate of Limited Partnership; (c) copies of the Partnership's Federal, state, and local income tax or information returns and reports, if any, for the three most recent taxable years; (d) copies of this Agreement; (e) copies of any financial statements of the Partnership, if any, for the three most recent years; and (f) the Partnership's books and records as they relate to the internal affairs of the Partnership for at least the current and past three fiscal years.

         12.2 Delivery to Partners and Inspection. Each Partner has the right, upon reasonable written request for purposes related to the interest of that person as a Partner, to receive from the Partnership (a) true and full information regarding the status of the business and financial condition of the Partnership; (b) promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year; (c) a current list of the name and address of each Partner; (c) a copy of this Agreement and the Certificate of Limited Partnership; (d) a statement of each Partner's contributions and distributions and the balance of its Capital Account; and (e) all of the information listed in Section 12.1 hereof and all other information that a Partner is entitled to obtain under the Act and other applicable law.

         12.3 Annual Report and Notices.

              a. Unaudited Statements. The General Partner will cause the Partnership, at the Partnership's expense, to prepare an unaudited annual report containing a year end balance sheet, income statement and a statement of changes in financial position. Copies of such statements shall be distributed to each Partner within one hundred twenty (120) days after the close of each fiscal year of the Partnership.

              b. Audited Statements. Upon the request of a Majority in Interest of the Partners, the General Partner will use its good faith efforts to obtain audited financial statements for the Property's operation for the year in which such request is made and all subsequent years. Such audited financial statements shall be at the Partnership's sole cost and expense.

         12.4 Tax Information. The General Partner shall use its best efforts to cause the Partnership, at the Partnership's expense, to prepare and timely file income tax returns for the Partnership with the appropriate authorities, and shall use its best efforts to cause all Partnership information necessary in the preparation of the Partners' individual income tax returns to be distributed to the Partners not later than April 15 after the end of the Partnership's fiscal year.

         12.5 Third Party Notices. The General Partner shall promptly give the other Partners prompt notice of any significant event affecting the Partnership and the Property which the General Partner has notice of, including without limitation, notice of the Partnership's or another party's material default or noncompliance under any material contract, agreement, instrument, law or ordinance affecting the Partnership or the Property.

13.      Termination and Dissolution of the Partnership.

         13.1 Termination of Partnership. The Partnership shall dissolve and its assets shall be disposed of, and its affairs wound up upon the earliest to occur of the following ("Liquidation Events"):

              a. The agreement of a Majority in Interest of the Partners to terminate the Partnership;

              b. The sale of the Property or, if later, the receipt of final payment on any seller financing provided by the Partnership on such sale;

              c. The occurrence of a Withdrawal Event with regard to the General Partner unless the business of the Partnership is continued by the unanimous consent of the Limited Partners within ninety (90) days following the occurrence of the event and there are at least two remaining Limited Partners; and

              d. Upon the happening of any event of dissolution specified in the Amended and Restated Certificate of Limited Partnership.

         13.2 Certificate of Cancellation. As soon as possible following the occurrence of a Liquidating Event, the General Partner who has not wrongfully dissolved the Partnership or, if none, the Limited Partners, shall execute and file a Certificate of Cancellation as is required by the Act.

         13.3 Liquidation of Assets. Upon the occurrence of a Liquidating Event, the General Partner (or in case there is no General Partner, the person designated by a Majority in Interest of the Limited Partners) shall take full account of the Partnership assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

              a. To the payment of creditors of the Partnership;

              b. To the setting up of any reserves as required by law for any contingent liabilities or obligations of the Partnership; provided, however, that said reserves shall be deposited with a bank or trust company in escrow at interest for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with remaining provisions of this Section 13.3; and

              c. To the Partners in accordance with Section 5.1 hereof.

14.      Amendment of Agreement.

         14.1 Amendments Without Consent of the Limited Partners. The General Partner may amend this Agreement, without the consent of any of the Partners, to
(i) change the name and/or principal place of business of the Partnership, or
(ii) admit any Substitute Partner in accordance with the provisions of this Agreement, (iii) to cure any ambiguity or mistake, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement;
(iv) to delete or add any provision of this Agreement required to be so deleted or added for the benefit of the Limited Partners by the staff of a state "Blue Sky" Commissioner or similar official, provided such revision does not change the financial arrangements among the parties or increase the liability of any other Partner; and (v) as reasonably required by Mortgagee.

         14.2 Other Amendments. Except for amendments otherwise authorized herein, this Agreement may be amended only in a writing executed by all the Partners.

15. Salomon Mortgage Loan Provisions. On or about February 7, 2000 the Partnership entered into the Salomon Brothers Mortgage Loan Agreement in connection with the Salomon Brothers Loan in the maximum principal amount of $17,000,000 from Solomon Brothers Realty Corp. ("Lender").

         15.1 Effective. During the time that the Salomon Brothers Mortgage Loan remains outstanding, the provision of this Section 15 shall remain effective and shall take precedence over every other provision of this Agreement.

         15.2 Purpose. The Partnership's business and purpose shall consist solely of the acquisition, ownership, operation and management of the Property which consists of the real estate project known as Red Lion Shopping Center, located in Philadelphia, Pennsylvania and such activities as are necessary, incidental or appropriate in connection therewith.

         15.3     Powers and Duties.

                  a. Notwithstanding any other provision of this Agreement and so long as any obligation secured by that certain Mortgage dated February 8, 2000, in favor of Salomon Brother Realty Corp. as lender (the "Mortgage") remains outstanding and not discharged in full, without the prior written consent of the holder of the Mortgage, the General Partner and the Partnership shall have no authority to:

                     (i) borrow money or incur indebtedness on behalf of the Partnership other than normal trade accounts payable and lease obligations in the ordinary course of business, or grant consensual liens on the Partnership's property; except, however, that the General Partner is hereby authorized to secure financing for the Partnership pursuant to the terms of the Salomon Brothers Mortgage and other indebtedness expressly permitted therein or in the documents related to the Salomon Brothers Mortgage, and to grant a mortgage, lien or liens on the Partnership's Property to secure the Salomon Brothers Mortgage loan;

                     (ii) dissolve or liquidate the Partnership;

                     (iii) sell or lease, or otherwise dispose of all or substantially all of the assets of the Partnership; or

                     (iv) merge or consolidate with any other entity.

                  b. So long as any obligations secured by the Salomon Brothers Mortgage remain outstanding and not discharged in full, the General Partner and the Partnership shall have no authority, unless such action has been approved by the unanimous vote of the General Partner's board of directors (including the Independent Directors thereof) or managers and the unanimous vote of all other Partners, to file a voluntary petition or otherwise initiate proceedings to have the Partnership adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Partnership, or file a petition seeking or consenting to reorganization or relief of the Partnership as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Partnership; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Partnership or of all or any substantial part of the properties and assets of the Partnership, or make any general assignment for the benefit of creditors of the partnership, or admit in writing the inability of the Partnership to pay its debts generally as they become due or declare or effect a moratorium on the Partnership debt or take any action in furtherance of any action.

                  c. So long as any obligation secured by the Salomon Brothers Mortgage remains outstanding and not discharged in full, the Partnership shall have a corporate (or limited liability company) general partner having articles of incorporation (or an operating agreement, if a limited liability company) containing the restrictions and terms substantially as set forth in Articles THIRD, THIRTEENTH and FOURTEENTH of the Silver Circle's Articles of Incorporation as of the date hereof, and the Partnership shall have no other general partners.

         15.4 Title to Partnership Property. All property owned by the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner shall have any ownership interest in any Partnership property in its individual name or right, and each Partner's Partnership Interest shall be personal property for all purposes.

         15.5 Separateness/Operations Matters. The Partnership shall conduct its business and operations in accordance with the following provisions:

                  a. maintain books and records and bank accounts separate from those of any other person;

                  b. maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

                  c. hold regular Partnership meetings, as appropriate, to conduct the business of the Partnership, and observe all other Partnership formalities;

                  d. hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

                  e. prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

                  f. allocate and charge fairly and reasonably any common employee or overhead shared with affiliates;

                  g. transact all business with affiliates on an arm's-length basis and pursuant to enforceable agreements;

                  h. conduct business in its own name, and use separate stationery, invoices and checks;

                  i. not commingle its assets or funds with those of any other person;

                  j. not assume, guarantee or pay the debts or obligations of any other person;

                  k. correct any known misunderstanding as to its separate identity;

                  l. not permit any affiliate to guarantee or pay its obligations (other than limited guarantees set forth in the Mortgage or related documents); and

                  m. not make loans or advances to any other person.

         15.6 Effect of Bankruptcy, Death or Incompentency of a Limited Partner. The bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of a Limited Partner shall not cause the termination or dissolution of the Partnership and the business of the Partnership shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Limited Partner shall have all the rights of such Limited Partner for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute Limited Partner. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Partnership Interest shall be subject to all of the restrictions, hereunder to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent Limited Partner.

16.      Miscellaneous.

         16.1 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         16.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Limited Partners.

         16.3 Severability. In the event any sentence or Section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

         16.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Partners by personal service or by mail, posted to the address maintained by the Partnership for such person or at such other address as he may specify in writing.

         16.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, where this Agreement is deemed to be made and entered into.

         16.6 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions hereof.

         16.7 Gender. Whenever required by the context hereof, the singular shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, and vice versa.

         16.8 Time. Time is of the essence with respect to this Agreement.

         16.9 Descriptions. All descriptions referred to in this Agreement are expressly incorporated herein by reference as if set forth in full, whether or not attached hereto.

         16.10 Binding Arbitration. Any controversy arising out of or related to this Agreement or the breach thereof shall be settled by arbitration in New York City, New York in accordance with the rules of The American Arbitration Association, and judgment entered upon the award rendered may be enforced by appropriate judicial action. The arbitration panel shall consist of one person agreed to by all of the parties to the dispute within thirty (30) days following notice by one party that he desires that a matter be arbitrated. If the parties are unable within such thirty (30) day period to agree upon an arbitrator, then the panel shall consists of one arbitrator selected by the New York City office of The American Arbitration Association, which arbitrator shall be experienced in the area of real estate and limited partnerships and shall be knowledgeable with respect to the subject matter of the dispute. The party or parties who substantially prevail in such proceeding, as determined by the arbitrator, shall be reimbursed by the other parties for any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorney's fees, any costs of producing witnesses and any other reasonable costs or expenses incurred by the prevailing party. The arbitration panel shall render a decision within thirty
(30) days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within thirty (30) days following selection of the arbitrator to any prehearing procedures or further procedures necessary for the arbitration to proceed, including interrogatories or other discovery.

         16.11 Integrated and Binding Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof, and there are no other agreements, understandings, representations or warranties among the Partners other than those set forth herein except as set forth in (a) that certain Purchase and Sale Agreement dated as of February 6, 2002 between Silver Circle and Leo S. Ullman (collectively as Seller) and Philadelphia ARC-Cedar, LLC (as Buyer) and (b) that certain Purchase and Sale Agreement between Silver Circle and Cedar-RL, LLC dated as of February 6, 2002.

         In witness whereof, the undersigned have set their hands to this Agreement as of the date first set forth in the preamble.

                                          GENERAL PARTNER:

                                          Cedar - RL, LLC
                                          a Delaware limited liability company

                                           By: Cedar Income Fund Partnership,
                                               L.P. Sole Member

                                               By:   Cedar Income Fund, Ltd.
                                                     General Partner


                                                     By: /s/ Leo S. Ullman
                                                         -----------------------
                                                         Leo S. Ullman
                                                         President


                                           LIMITED PARTNERS:

                                           Silver Circle Management Corp.,
                                           a Delaware corporation,


                                           By: /s/ Leo S. Ullman
                                               ---------------------------------
                                               Leo S. Ullman, President


                                           Philadelphia ARC-Cedar, LLC, a
                                           Virginia limited liability company
                                           By Philadelphia ARC-Cedar Manager,
                                           LLC, a Virginia limited liability
                                           company, as Manager


                                           By: /s/ Robert J. Ambrosi
                                               ---------------------------------
                                               Robert J. Ambrosi, President

         Philadelphia ARC-Cedar Manager, LLC executes the Agreement solely for the purpose of Section 8.4 hereof.

                                            Philadelphia ARC-Cedar Manager, LLC
                                            a Virginia limited liability company


                                            By: /s/ Robert J. Ambrosi
                                                --------------------------------
                                                Robert J. Ambrosi, President

                                    EXHIBIT A
                                   DEFINITIONS


         "Act" means the Revised New York Uniform Limited Partnership Act, as the same may be amended from time to time.

         "Adjusted Capital Account Deficit" means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts which the Limited Partner is obligated to restore and the Limited Partner's share of Limited Partner Minimum Gain and Partnership Minimum Gain and;

                  (ii) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6).

         "Affiliate" shall mean (i) any person directly or indirectly controlling, controlled by or under common control with another person; (ii) a person owning or controlling 10% or more of the outstanding voting securities of such other person; (iii) any officer, director or partner of such other person; and (iv) if such other person is an officer, director or partner, any company for which such person acts in any capacity. The term "person" shall include any natural person, corporation, partnership, trust, unincorporated association or other legal entity.

         "Agreement" shall mean this Limited Partnership Agreement, as amended from time to time.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership as filed with the Secretary of State of the State of New York as the same may be amended or restated from time to time.

         "Book Gain" means the excess, if any, of the fair market value of the Property over its adjusted basis for federal income tax purposes at the time a valuation of the Property is required under this Agreement or Regulations
Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

         "Book Loss" means the excess, if any, of the adjusted basis of Property for federal income tax purposes over its fair market value at the time a valuation of the Property is required under this Agreement or Regulations
Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.

         "Book Value" means the adjusted basis of Property for federal income tax purposes increased or decreased by Book Gain, Book Loss, Built-In Gain and Built-In Loss as reduced by depreciation, amortization or other cost recovery deductions, or otherwise, based on such Book Value.

         "Brentway Property Management Agreement means that agreement dated January 1, 1995, between the Partnership and SKR Management Corp. and assigned to Brentway Management, LLC January 1, 1996, as property manager, with respect to the management and operation of the Property, a true copy of which is attached as Exhibit C and incorporated herein by reference.

         "Built-In Gain (or Loss)" means the amount, if any, by which the agreed value of contributed Property exceeds (or is lesser than) the adjusted basis of Property contributed to the Partnership by a Partner immediately after its contribution by the Partner to the capital of the Partnership.

         "Capital Account" with respect to any Partner (or such Limited Partner's assignee) means such Partner's initial capital contribution adjusted as follows:

                  (i)      A Partner's Capital Account shall be increased by:

                           (a)      such Partner's share of Net Income;

                           (b)      any income or gain specially allocated to a
Partner and not included in Net Income or Net Loss;

                           (c)      any additional cash capital contribution
made by such Partner to the Partnership; and

                           (d)      the fair market value of any additional
capital contribution consisting of property contributed by such Partner to the capital of the Partnership reduced by any liabilities assumed by the Partnership in connection with such contribution or to which the property is subject.

                  (ii)     A Partner's Capital Account shall be reduced by:

                           (a)      such Partner's share of Net Loss;

                           (b)      any deduction specially allocated to a
Partner and not included in Net Income or Net Loss;

                           (c)      any cash distribution made to such Partner;
and

                           (d)      the fair market value, as agreed to by a
Supermajority in Interest of the Partners of any property (reduced by any liabilities assumed by the Partner in connection with the distribution or to which the distributed property is subject) distributed to such Partner; provided that, upon liquidation and winding up of the Partnership, unsold property will be valued for distribution at its fair market value and the Capital Account of each Limited Partner before such distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Partnership then sold the Property for its fair market value. Such fair market value shall not be less than the amount of any nonrecourse indebtedness that is secured by the property.

         Property of the Partnership may not be revalued for purposes of calculating Capital Accounts unless a Supermajority in Interest of the Partners agree on the fair market value of the Property and Partnership complies with the requirements of Regulations Section 1.704-1(b)(2)(iv)(f) and (g); provided, however, for purposes of calculating Book Gain or Book Loss (but not for purposes of adjusting Capital Accounts to reflect the contribution and distribution of such Property), the fair market value of Property shall be deemed to be no less than the outstanding balance of any nonrecourse indebtedness secured by such Property.

         The Capital Account of a Substituted Partner shall include the Capital Account of his transferor. Notwithstanding anything to the contrary in this Agreement, the Capital Accounts shall be maintained in accordance with Regulations Section 1.704-1(b). References in this Agreement to the Regulations shall include corresponding subsequent provisions.

         "Cash Available for Distribution" means the net cash realized by the Partnership from the operation of the Property and any capital transaction with respect to the Property after payment of Partnership expenses, debt service obligations and such other items as are set forth in Section 5.2 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequently enacted federal revenue laws.

         "Event of Insolvency" shall occur when an order for relief against the General Partner is entered under Chapter 7 of the federal bankruptcy law, or (i) the General Partner: (a) makes a general assignment for the benefit of creditors, (b) files a voluntary petition under the federal bankruptcy law, (c) files a petition or answer seeking for that General Partner a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in any proceeding of this nature, or (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of that General Partner or of all or a substantial part of that General Partner's properties, or (f) the expiration of 90 days after either (i) the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, if the proceeding has not been dismissed, or (ii) the appointment without the General Partner's consent or acquiescence of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of the General Partner's properties, if the appointment has not been vacated or stayed (or if within 90 days after the expiration of any such stay, the appointment is not vacated).

         "General Partner" means the general partner of the Partnership. The General Partner currently is Cedar - RL, LLC, a Delaware limited liability company.

         "Limited Partners" means the limited partners of the Partnership. The Limited Partners currently are Silver Circle Management Corp., a Delaware corporation, and Philadelphia ARC-Cedar, LLC, a Virginia limited liability company

         "Liquidation Event" has the meaning stated in Section 13.1 hereof.

         "Majority in Interest" of the Partners or of a class of Partners means Partners holding at least fifty percent (50%) of the Percentage Interests owned by all Partners or by such class of Partners.

         "Mortgage Loan" means (a) the Salomon Brothers Mortgage Loan and (b) any other Partnership loan that is secured by a mortgage or a deed of trust on Partnership real property and was approved by the Partners as required herein.

         "Net Income" or "Net Loss" means, respectively, for each taxable year of the Partnership the taxable income and taxable loss (exclusive of Built-In Gain or Loss) of the Partnership as determined for federal income tax purposes in accordance with Section 703(a) or the Code (including all items of income, gain, loss, or deduction required to be separately stated pursuant to Section 703(a)(1) of the Code) (other than any specific item of income, gain (exclusive of Built-In Gain), loss (exclusive of Built-In Loss), deduction or credit subject to special allocation under this Agreement), with the following modifications:

                  (i) The amount determined above shall be increased by any income exempt from federal income tax;

                  (ii) The amount determined above shall be reduced by any expenditures described in Section 705(a)(2)(B) of the Code or expenditures treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(i);

                  (iii) Depreciation, amortization and other cost recovery deductions shall be computed based on Book Value instead of on the amount determined in computing taxable income or loss. Any item of deduction, amortization or cost recovery specially allocated to a Limited Partner and not included in Net Income or Net Loss shall be determined for Capital Account purposes in a similar manner; and

                  (iv) For purposes of this Agreement, Book Gain and Book Loss attributable to a revaluation of Property attributable to unrealized gain or loss in such Property shall be treated as Net Income and Net Loss.

         "Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(3).

         "Nonrecourse Deductions" has the meaning, and the amount thereof shall be, as set forth in Regulations Section 1.704-2(c).

         "Partner Minimum Gain" means "partner nonrecourse debt minimum gain" as determined under Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Debt" means "partner nonrecourse debt" as set forth in Regulations Section 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" means of "partner nonrecourse deductions," and the amount thereof shall be, as set forth in Regulations
Section 1.704-2(i).

         "Partners" means the General Partner and the Limited Partners.

         "Partnership" means API Red Lion Shopping Center Associates, L.P., a New York Limited Partnership.

         "Partnership Interest" means a Partner's interest in the Partnership and all of the rights and obligations attributable thereto as determined under this Agreement and applicable law.

         "Percentage Interest" of the Partners means (a) CEDAR - RL, LLC, - twenty percent (20.00%); (b) Philadelphia ARC-Cedar, LLC - - sixty nine percent (69%), and (c) Silver Circle Management Corp - eleven percent (11%).

         "Philadelphia Taxes" has the meaning set forth in Section 3.2 hereof.

         "Prime Rate" means the reference rate announced from time-to-time by the Wall Street Journal, and changes in the Prime Rate shall be deemed to occur on the date that changes in such rate are announced.

         "Property" means the improved real property known as the Red Lion Plaza Shopping Center in Philadelphia, Pennsylvania.

         "Property Management Agreement" means (a) the Brentway Property Management Agreement and any other agreement with the Partnership providing for management of the Property that is approved by the Limited Partners in accordance with Section 8.3(d) hereof.

         "Property Manager" means Brentway Management, LLC, a New York limited liability company, and an Affiliate of the General Partner or such other person who serves as such under the Property Management Agreement.

         "Regulations" means the Treasury Regulations promulgated under the Code.

         "Salomon Brothers Mortgage Loan" means that loan which is evidenced by a promissory note dated February 7, 2000 from the Partnership to Salomon Brothers Realty Corp. having an original principal amount of approximately $17,000,000 and a balance as of December 31, 2001 of approximately $16,822,137.00, a copy of which is attached and incorporated as Exhibit D.

         "Silver Circle" means Silver Circle Management Corp., a Delaware corporation.

         "Substituted Limited Partner" means any person admitted as a substituted Limited Partner pursuant to this Agreement.

         "Tax Payment" has the meaning set forth in Section 4.11.

         "Withdrawal Event" means with respect to the General Partner one or more of the following: the death, insanity, withdrawal, retirement, resignation, expulsion, Event of Insolvency, dissolution and termination or occurrence of any other event which terminates the continued ownership of a Partnership Interest by the General Partner.





                   [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

                                    EXHIBIT B
                           PARTNERS' CAPITAL ACCOUNTS


                                              Tax                    Book
                                        Capital Account         Capital Account
                                        ---------------         ---------------
Cedar-RL, LLC

Silver Circle Management Corp.

Philadelphia ARC-Cedar, LLC              $4,081,000.00           $4,081,000.00

                                    EXHIBIT C
                     BRENTWAY PROPERTY MANAGEMENT AGREEMENT




                  Already incorporated as Exhibit 10.1 hereto.

                                    EXHIBIT D
                              SALOMON BROTHERS NOTE

                                    EXHIBIT E
                          PROJECT OPERATING STATEMENTS


                                                  TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.      Definitions...............................................................................................2
        -----------
2.      Organization..............................................................................................2
        ------------
   2.1    Formation...............................................................................................2
          ---------
   2.2    Name and Place of Business..............................................................................2
          --------------------------
   2.3    Business and Purpose of the Partnership.................................................................2
          ---------------------------------------
   2.4    Term....................................................................................................2
          ----
   2.5    Registered Office and Registered Agent..................................................................2
          --------------------------------------
   2.6    Competition.............................................................................................2
          -----------
3.      Capitalization and Financing..............................................................................3
        ----------------------------
   3.1    Capital Contribution....................................................................................3
          --------------------
   3.2    General Partner Additional Contributions................................................................3
          ----------------------------------------
   3.3    Liabilities of Partners.................................................................................3
          -----------------------
   3.4    General Partner Loans...................................................................................3
          ---------------------
   3.5    Third Party Beneficiaries...............................................................................3
          -------------------------
   3.6    Section 754 Election....................................................................................3
          --------------------
   3.7    Use of Reserves.........................................................................................4
          ---------------
4.      Allocations...............................................................................................4
        -----------
   4.1    Generally...............................................................................................4
          ---------
   4.2    Special Allocations.....................................................................................4
          -------------------
   4.3    Curative Allocations....................................................................................6
          --------------------
   4.4    Contributed Property....................................................................................6
          --------------------
   4.5    Recapture Income........................................................................................6
          ----------------
   4.6    Assignment..............................................................................................6
          ----------
   4.7    Withholding Obligations.................................................................................6
          -----------------------
5.      Distributions.............................................................................................7
        -------------
   5.1    Cash Available for Distribution.........................................................................7
          -------------------------------
   5.2    Restrictions............................................................................................7
          ------------
   5.3    Reimbursement of Advances...............................................................................7
          -------------------------
   6.1    Compensation............................................................................................7
          ------------
   6.2    Partnership Expenses....................................................................................7
          --------------------
   6.3    Policies with Respect to Conflicts of Interest..........................................................7
          ----------------------------------------------
   6.4    Termination of Brentway Property Management Agreement...................................................8
          -----------------------------------------------------
   7.1    Number and Tenure.......................................................................................8
          -----------------
   7.2    Management..............................................................................................8
          ----------
   7.3    Restrictions on General Partner's Authority............................................................10
          -------------------------------------------
   7.4    Responsibilities of the General Partner................................................................11
          ---------------------------------------
   7.5    Tax Matters Partner....................................................................................11
          -------------------
   7.6    Indemnification of General Partner.....................................................................11
          ----------------------------------
   7.7    Authority as to Third Persons..........................................................................12
          -----------------------------
   8.1    Not Agents.............................................................................................12
          ----------
   8.2    Voting by Limited Partners.............................................................................12
          --------------------------
   8.3    Philadelphia ARC-Cedar, LLC............................................................................13
          ---------------------------





                                                         (i)

   8.4    Cedar - RL, LLC and Others' Option to Purchase.........................................................16
          ----------------------------------------------
   8.5    Meetings and Votes of the Partners.....................................................................18
          ----------------------------------
   8.6    Rights of Partners.....................................................................................18
          ------------------
   8.7    Restrictions on the Partner............................................................................18
          ---------------------------
9.      Resignation and Termination..............................................................................18
        ---------------------------
   9.1    Resignation or Withdrawal of General Partner...........................................................18
          --------------------------------------------
   9.2    Removal for Cause......................................................................................18
          -----------------
10.     Assignment of Partnership Interests......................................................................19
        -----------------------------------
   10.1      General.............................................................................................19
             -------
   10.2      Right of First Refusal..............................................................................19
             ----------------------
   10.3      Consent.............................................................................................20
             -------
   10.4      Other Conditions....................................................................................20
             ----------------
   10.5      Fees................................................................................................20
             ----
   10.6      Transfer in Violation...............................................................................20
             ---------------------
11.     Substituted Partners.....................................................................................21
        --------------------
   11.1      Consent of Partners.................................................................................21
             -------------------
   11.2      Conditions to be Satisfied..........................................................................21
             --------------------------
   11.3      Rights of Unadmitted Transferee.....................................................................21
             -------------------------------
12.     Books, Records, Accounting and Reports...................................................................21
        --------------------------------------
   12.1      Records, Audits and Reports.........................................................................21
             ---------------------------
   12.2      Delivery to Partners and Inspection.................................................................22
             -----------------------------------
   12.3      Annual Report and Notices...........................................................................22
             -------------------------
   12.4      Tax Information.....................................................................................22
             ---------------
   12.5      Third Party Notices.................................................................................22
             -------------------
13.     Termination and Dissolution of the Partnership...........................................................23
        ----------------------------------------------
   13.1      Termination of Partnership..........................................................................23
             --------------------------
   13.2      Certificate of Cancellation.........................................................................23
             ---------------------------
   13.3      Liquidation of Assets...............................................................................23
             ---------------------
14.     Amendment of Agreement...................................................................................24
        ----------------------
   14.1      Amendments Without Consent of the Limited Partners..................................................24
             --------------------------------------------------
   14.2      Other Amendments....................................................................................24
             ----------------
15.     Salomon Mortgage Loan Provisions.........................................................................24
        --------------------------------
   15.1      Effective...........................................................................................24
             ---------
   15.2      Purpose.............................................................................................24
             -------
   15.3      Powers and Duties...................................................................................24
             -----------------
   15.4      Title to Partnership Property.......................................................................25
             -----------------------------
   15.5      Separateness/Operations Matters.....................................................................26
             -------------------------------
   15.6      Effect of Bankruptcy, Death or Incompentency of a Limited Partner...................................27
             -----------------------------------------------------------------
16.     Miscellaneous............................................................................................27
        -------------
   16.1      Counterparts........................................................................................27
             ------------
   16.2      Successors and Assigns..............................................................................27
             ----------------------
   16.3      Severability........................................................................................27
             ------------
   16.4      Notices.............................................................................................27
             -------
   16.5      Governing Law.......................................................................................27
             -------------
   16.6      Captions............................................................................................27
             --------
   16.7      Gender..............................................................................................28
             ------




                                                        (ii)

   16.8      Time................................................................................................28
             ----
   16.9      Descriptions........................................................................................28
             ------------
   16.10       Binding Arbitration...............................................................................28
               -------------------
   16.11       Integrated and Binding Agreement..................................................................28
               --------------------------------
EXHIBIT A - Definitions...........................................................................................1
EXHIBIT B - Capital Accounts......................................................................................1
EXHIBIT C - Brentway Property Management Agreement................................................................1
EXHIBIT D - Salomon Brothers Note.................................................................................1
EXHIBIT E - Project Operating Statements..........................................................................1



                                                        (iii)

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
            API RED LION SHOPPING CENTER ASSOCIATES, L.P., A NEW YORK
                               LIMITED PARTNERSHIP













         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.